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                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Section 240.14a-12

                          PACIFIC GULF PROPERTIES INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule -11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

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          (4)  Date Filed:

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Donald G. Herrman
Chief Financial Officer
(949) 223-5000
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          PACIFIC GULF PROPERTIES INC. ANNOUNCES SALE OF LAST REMAINING
                   TRADITIONAL MULTIFAMILY APARTMENT PROPERTY

     NEWPORT BEACH, CA - March 15, 2001- Pacific Gulf Properties Inc. (NYSE:
PAG) announced today the sale of the Company's remaining traditional multifamily apartment property. The sale of the 204-unit property, located in Diamond Bar, California, produced approximately $10.9 million net cash proceeds to the Company after repayment of debt and expenses.

     Pacific Gulf Properties Inc. is a real estate investment trust (REIT) that currently is in the process of liquidating its assets. The Company is headquartered in Newport Beach, California.

     Forward-looking statements and comments in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such statements relating to, among other things, events, conditions, prospect, expectations and financial trends that may affect the Company's future distributions, plans of operations, and financial position are not guarantees of future performance and are necessarily subject to risks and uncertainties, some of which are significant in scope and nature, including without limitation, increased competition, adverse economic trends, increasing interest rates, future liabilities and other factors.

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The Company plans to file a proxy statement and other relevant documents concerning the related merger transaction with the Securities and Exchange Commission (the "Commission"). WE URGE SHAREHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain free copies of these documents at the Commission's website at www.sec.gov.

SHAREHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the transactions contemplated by the merger agreement. Information concerning the participants in the solicitation will be set forth in the proxy statement when it is filed with the Commission.


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